UNITED STATES
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VIVUS, Inc.

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On June 28, 2013, VIVUS, Inc., or the Company or VIVUS, sent a letter to First Manhattan Co., or FMC, in reply to a letter FMC sent to VIVUS’s Board of Directors on June 21, 2013.  A copy of VIVUS’s reply letter is attached hereto as Exhibit 1.

Important Additional Information

On June 3, 2013, VIVUS filed a definitive proxy statement and GOLD proxy card with the Securities and Exchange Commission, or the SEC, in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. Stockholders are strongly advised to read VIVUS’s 2013 proxy statement because it contains important information.  Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or VIVUS’s website at www.vivus.com.

Exhibit 1

June 28, 2013

Dr. Sam Colin

Senior Managing Director

First Manhattan Co.

437 Madison Avenue

New York, NY 10022

Re:         Letter dated June 21, 2013 to the Board of Directors of VIVUS, Inc.

Dr. Colin,

We are in receipt of your letter dated June 21, 2013.

I am not writing to you to refute the many factually incorrect statements and baseless allegations under which you signed your name in your June 21st letter to the VIVUS Board of Directors.

Instead, the Board of Directors has asked that I simply confirm to you that it has been fully advised and is fully aware of its fiduciary obligations to VIVUS’s stockholders and remains at all times intensely focused on advancing the interests of VIVUS and its stockholders.  The Board is thoroughly engaged with its legal, financial, commercial and other advisors.

However, we are deeply troubled by your demand that a majority independent Board of Directors of a public company refrain from taking action it believes is in the best interest of all stockholders, and which you have previously, repeatedly urged to be taken, simply because any action that may create value for all stockholders might harm your personal prospects for election.  Your demand serves to increase the concerns that we and others have about your views of good corporate governance and about the prospect of you assuming any leadership role at VIVUS.

We believe that VIVUS’s stockholders will be greatly concerned to know that you are not only demanding that VIVUS’s Board of Directors decline to take action that you agree is in the best interest of all stockholders, but are in fact threatening the Board with litigation if it does not comply with your demand.

All of VIVUS’s stockholders can be assured that their Board of Directors remains focused on maximizing value for all such stockholders.

Sincerely,

/s/

Mark B. Logan

Chairman

cc:           VIVUS Board of Directors

John L. Slebir, Esq.

Vice President Business Development and General Counsel

VIVUS, Inc. | 351 E Evelyn Avenue | Mountain View, CA 94041-1530 | (650) 934-5200 | www.vivus.com